Exhibit 4.54

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SIXTH AMENDMENT TO
SPONSORED RESEARCH AGREEMENT

MEE Agreement No. 2019A009504

This sixth amendment to Agreement (the “Sixth Amendment”), is effective as of June 29, 2023 (“Sixth Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac SE, a European Company, having a principal place of business at Friedrich-Miescher-Straße 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020, July 29, 2021, September 1, 2021, August 31, 2022 and January 1, 2023 (the “Agreement”);

WHEREAS, the Parties desire to extend the Term until December 31, 2023;

WHEREAS, Sponsor and Hospital acknowledge that as of [*****], payments (a) through (m) described in Section 5.1 of the Agreement and totaling US [*****] have been paid in full; and

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospital and Sponsor hereby agree as follows:

1. AMENDMENT

1.1	The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

“2.Term. The term of this Agreement shall be from the Effective Date until December 31, 2023 (the “Term”), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties.”

1.2

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Sixth Amendment, be read and construed as a single agreement.

1.3

This Sixth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Sixth Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Sixth Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the Parties have caused this Sixth Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Sixth Amendment Effective Date.

CUREVAC SE		THE SCHEPENS EYE RESEARCH INSTITUTE, INC.

By:		By:	[*****]
Name:	[*****]	Name:	[*****]
Title:		Title:	[*****]
Date:		Date:	July 13, 2023

MASSACHUSETTS EYE AND EAR INFIRMARY

By:		By:	[*****]
Name:	[*****]	Name:	[*****]
Title:		Title:	[*****]
Date:		Date:	July 13, 2023

I have read the terms of the foregoing Sixth Amendment and agree with Hospital (but without incurring any personal liability to Sponsor) to comply with the obligations of the Hospital Principal Investigator stated therein.

[*****]
(Signature of Hospital Principal Investigator)

NAME:	[*****]
DATE:	[*****]

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